UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2023

SPECTRAL AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40058	85-3987148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2515 McKinney Avenue, Suite 1000 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(972) 499-4934

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MDAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock, at an exercise price of $11.50 per share	MDAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2023, Spectral AI, Inc. (the “Company”), entered into a contract (the “BARDA Contract”) with the Biomedical Advanced Research and Development Authority (“BARDA”). BARDA is a division of the U.S. Department of Health and Human Services’ Office of the Assistant Secretary for Preparedness and Response. Under the BARDA Contract, the Company will receive an award to support the advanced development of the DeepView® System, the Company’s AI-driven burn wound imaging technology, to be used at emergency departments, trauma centers and burn centers, for both routine burn care and as a medical countermeasure for use in burn mass casualty incidents.

The BARDA Contract could result in payments to the Company of up to approximately $149 million. The BARDA Contract consists of an initial base period and option periods that BARDA may exercise, subject to the Company achieving specified milestones and deliverables. Together with the Company’s previously awarded BARDA contracts, the BARDA Contract brings the total support from BARDA to nearly $251 million.

The BARDA Contract contains terms and conditions that are customary for government contracts of this nature, including provisions giving the government the right to terminate the contract at any time for its convenience.

The foregoing is a brief description of the material terms of the BARDA Contract and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the BARDA Contract, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2023.

Item 7.01. Regulation FD Disclosure.

On September 28, 2023, the Company issued a press release announcing its entry into the BARDA Contract, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Spectral AI, Inc. on September 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2023

SPECTRAL AI, INC.

By:	/s/ Wensheng Fan
Name:	Wensheng Fan
Title:	Chief Executive Officer

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